UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2021, Gregory Fauquier tendered his resignation as a director of McEwen Mining Inc. (the “Company”) and as a member of all committees of the board on which he served, effective immediately. Mr. Fauquier did not express any disagreement with the Company relating to any of its operations, policies or procedures.

Also on September 28, 2021, the Board of Directors of the Company (“Board”) appointed Mr. William M. Shaver as a director to fill the vacancy created by the resignation of Mr. Fauquier. Mr. Shaver will hold that position until the next annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation or removal. Mr. Shaver will serve on the Environmental, Health and Safety Committee (“EHS Committee”) of the Board.

In accordance with the Company’s current Non-Employee Director Compensation Policy (“Policy”), Mr. Shaver will receive cash compensation of $40,000 per year for his services on the Board and an additional $2,000 for serving on the EHS Committee. Mr. Shaver will also be eligible to receive an initial and annual grants of equity awards pursuant to, and in accordance with, the Policy and the Company’s Amended and Restated Equity Incentive Plan.

In connection with his appointment to the Board, Mr. Shaver entered into a standard indemnification agreement with the Company, in the form previously approved by the Board.

There is no arrangement or understanding between Mr. Shaver and any other persons pursuant to which he was elected as a director. In addition, Mr. Shaver is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Shaver and any of the Company’s directors or executive officers.

Item 7.01	Regulation FD Disclosure

On September 29, 2021, the Company issued a press release announcing the resignation of Mr. Fauquier and the appointment of Mr. Shaver as a director, as well as an update on progress at the Company’s Los Azules project in Argentina. A copy of the press release dated September 29, 2021 is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this report:

99.1	Press Release dated September 29, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: September 30, 2021	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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